Exhibit 10.4

NONE OF THIS SECURITY OR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, NONE OF THEM MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

DUE ______________ 20__1

Original Issue Date: [*] [*], 202[*]	Principal Amount: $[*]

Purchase Price: $[*]

This Senior Secured Convertible Promissory Note is one of a series of duly authorized and validly issued Senior Secured Convertible Notes of Digital Health Acquisition Corp., a Delaware corporation (the “Company”), designated as its Senior Secured Convertible Promissory Note due _______, [*] [*], 202[*] (this “Note” and, collectively with the other Notes of such series, the “Notes”), issued and sold by the Company pursuant to the Securities Purchase Agreement, dated as of October 5, 2022, among the Company, VSee Lab, Inc., and iDoc Virtual Telehealth Solutions, Inc. and [INVESTOR] and the other purchasers listed therein; and [INVESTOR] (together with its successors and registered assigns, the “Purchaser”) (as amended, the “Purchase Agreement”).

FOR VALUE RECEIVED, the Company promises to pay to the order of the Purchaser the principal amount of $[*] on [*] [*], 202[*] (the “Maturity Date”) in full in cash or on such earlier date as this Note is required or permitted to be repaid as provided hereunder, in each case together with all accrued but unpaid interest thereon (including any Minimum Interest Amount remaining on such principal amount as of such date), and otherwise to pay interest to the Purchaser on the aggregate unconverted and then outstanding principal amount of this Note and other amounts owing under any Transaction Document in accordance with the provisions hereof. Amounts repaid may not be reborrowed. The Purchaser may set off and deduct pursuant to and in accordance with the Transaction Documents amounts due to the Purchaser or the Purchaser Parties.

This Note is subject to the following additional provisions:

Section 1.      Definitions

Capitalized terms used but not defined herein shall be used to refer to any item included within the definition of such term under the Purchase Agreement. For the purposes hereof, in addition to the terms defined elsewhere in this Note or the Purchase Agreement, the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Amortization Conversion Price” shall have the meaning set forth in Section 2(a).

1 NTD: Eighteen month anniversary of Closing.

“Amortization Payment” shall have the meaning set forth in Section 2(a).

“Amortization Payment Date” shall have the meaning set forth in Section 2(a).

“Attribution Parties” shall have the meaning set forth in Section 4(d).

“Base Share Price” shall have the meaning set forth in Section 5(c).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Business Combination” means the consummation of the proposed business combination in accordance with the terms and conditions set forth in that certain Third Amended and Restated Business Combination Agreement dated as of November 21, 2023, by and among the Company, DHAC Merger Sub I, Inc., DHAC Merger Sub II, Inc., VSee Lab, Inc. and iDoc Virtual Telehealth Solutions, Inc., (as amended and or restated, the “Business Combination Agreement”).

“Business Combination Transactions” means the transactions contemplated by the Business Combination Agreement and the other transactions listed on Schedule 1.1 of the Disclosure Schedules to the Exchange Agreement that will close on or around the closing of the Business Combination.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Capital Lease” means, as applied to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by that Person as lessee that, in conformity with U.S. generally accepted accounting principles (GAAP) consistently applied, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any share, participation or other equivalent (however designated) of the capital stock of a corporation, any equivalent ownership interest in any other Person, including partnership interests and membership interests, and any warrant, right or option to purchase or other arrangement (including through a conversion or exchange of any other property) to acquire or subscribe for any item otherwise satisfying the definition of “Capital Stock,” whether or not presently convertible, exchangeable or exercisable.

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an Person or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting Capital Stock (or Stock Equivalents) of the Company (other than by means of conversion of the Notes and the Conversion Shares issued together with the Notes); (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction; (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the acquiring entity immediately after the transaction; (d) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by the board of directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

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“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date:

(i)            the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg; or

(ii)            if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be), then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg; or

(iii)            if the Principal Market is not the principal securities exchange or trading market for such security, then the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg; or

(iv)            if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg; or

(v)            if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC); or

(vi)            if the “Closing Bid Price” or the “Closing Sale Price” cannot be calculated for a security on a particular date on any of the foregoing bases, the “Closing Bid Price” and the “Closing Sale Price” of such security on such date shall be the fair market value as mutually determined by the Company and the Purchaser; or

(vii)            if the Company and the Purchaser are unable to agree upon the fair market value of such security, then such dispute shall be resolved, and such fair market value (and therefore the “Closing Bid Price” and “Closing Sale Price”) shall be determined by reference to the last price per share at which the Company sold equity.

All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other Capital Stock into which such shares of common stock may hereafter be changed or any share capital resulting from a reclassification of such common stock.

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof, including shares of Common Stock issued upon conversion, redemption, or amortization of this Note, and shares of Common Stock issued and issuable in lieu of the cash payment of interest on this Note in accordance with the terms of this Note.

“Customary Permitted Liens” means all of the following:

(i)            Liens securing the payment of taxes, assessments or other charges or levies imposed by any Governmental Authority which are either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and with respect to which adequate reserves have been set aside on its books;

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(ii)            non-consensual statutory Liens (other than Liens securing the payment of taxes) arising in the ordinary course of business to the extent (A) such Liens secure Indebtedness that is not overdue for a period of more than 30 days or (B) such Liens secure Indebtedness relating to claims or liabilities that are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

(iii)            zoning, building and land use restrictions, easements, servitudes, encumbrances, licenses, covenants and other restrictions affecting the use of real property or minor defects or irregularities in title thereto that do not interfere in any material respect with the use of such real property or the ordinary conduct of the business of the Company and its Subsidiaries as presently conducted thereon or materially impair the value of the real property that may be subject thereto;

(iv)            pledges and deposits of cash in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits consistent with current practices as in effect on the date hereof;

(v)            undetermined or inchoate Liens and charges arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with applicable Regulation or of which written notice has not been duly given in accordance with applicable Regulation or which although filed or registered, relate to obligations not due or delinquent, including without limitation statutory Liens incurred, or pledges or deposits made, under worker’s compensation, employment insurance and other social security legislation;

(vi)            Liens or deposits to secure the performance of bids, tenders, expropriation proceedings, trade contracts, leases, statutory obligations, surety and performance bonds and other obligations of a like nature (other than for borrowed money), and deposits to secure equipment contracts, in each case incurred in the ordinary course of business;

(vii)            appeal bonds;

(viii)            landlord Liens for rent not yet due and payable;

(ix)            Liens arising from operating leases and the precautionary UCC financing statement filings in respect thereof;

(x)            judgments and other similar Liens arising in connection with court proceedings that do not constitute an Event of Default; provided, that, (A) such Liens are being contested in good faith and by appropriate proceedings diligently pursued, (B) adequate reserves or other appropriate provision, if any, as are required by U.S. generally accepted accounting principles, consistently applied, have been made therefor and (C) a stay of enforcement of any such Liens is in effect; and

(xiii)            customary rights of set-off or combination of accounts in favour of a financial institution with respect to deposits maintained by it.

“Default Interest” means twenty-four percent (24%) per annum.

“Derivative” means (a) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, (b) any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, (d) any futures or forward contract, spot transaction, commodity swap, purchase or option agreement, other commodity price hedging arrangement, cap, floor or collar transaction, any credit default or total return swap, and (e) any other derivative instrument, any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable, including interest rates, currency values, insurance, catastrophic losses, climatic or geological conditions or the price or value of any other derivative instrument. For the purposes of this definition, “derivative instrument” means “any derivative instrument” as defined in Statement of Financial Accounting Standards No. 133 (Accounting for Derivative Instruments and Hedging Activities) of the United States Financial Accounting Standards Board, and any defined with a term similar effect in any successor statement or any supplement to, or replacement of, any such statement.

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“DTC” means the Depository Trust Company.

“DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer Program.

“DWAC Eligible” means that (a) the Common Stock is eligible at DTC for full services pursuant to DTC’s Operational Arrangements, including transfer through DTC’s DWAC system, (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Transfer Agent is approved as an agent in the DTC/FAST Program, (d) the Conversion Shares are otherwise eligible for delivery via DWAC, and (e) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

“Equity Conditions” means, at any date, (a) no Event of Default shall be continuing, (b) the Common Stock is trading on the Principal Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Principal Market (and the Company believes, in good faith, that trading of the Common Stock on the Principal Market will continue uninterrupted for the 180 days after the date of such determination), (c) the Company has timely filed (or obtained extensions in respect thereof and filed within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and the Company has met the current public information requirements of Rule 144(c) under the Securities Act as of the end of the period in question, (d) the average daily Dollar volume of the Common Stock for the twenty (20) full Trading Days preceding such date must be greater than $250,000, (e) the Company shares of common stock must be DWAC Eligible and not subject to a “DTC chill,” (f) if on such date the Company desires to make a payment of interest and/or principal in shares of Common Stock instead of cash, the Common Stock has closed at or above the Floor Price with respect to the Trading Day immediately prior to such date, and (g) this Note and/or the Conversion Shares are registered under the Securities Act or the Conversion Shares may be resold freely under the Securities Act or an exemption thereto.

“Equity Line of Credit” shall have the meaning set forth in Section 5(h).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the Exchange Agreement dated November 21, 2023, among the Company, VSee Lab Inc., iDoc Virtual Telehealth Solutions, Inc., the Purchaser and the collateral agent party thereto.

“Exchange Cap” shall have the meaning set forth in Section 4(e).

“Exchange Cap Allocation” shall have the meaning set forth in Section 4(e).

“Exchange Cap Shares” shall have the meaning set forth in Section 4(e).

“Exempt Issuance” shall have the meaning set forth in the Purchase Agreement.

“Event of Default” shall have the meaning set forth in Section 6(a).

“Fixed Conversion Price” shall have the meaning set forth in Section 4(b).

“Floor Price” means $2.00, subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events.

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“Fundamental Transaction” means other than the consummation of the Business Combination and then only on terms and conditions, and using documentation, acceptable to the Purchaser, any of the following transactions, whether effected directly or indirectly or through on or a series of related transactions: (i) any merger or consolidation of the Company with or into another Person; (ii) any sale, lease, license, assignment, transfer, conveyance or other disposition of all or more than 10% of the Company’s assets, (iii) the completion and acceptance by holders of more than 50% of the Common Stock of any purchase offer, tender offer or exchange offer (whether by the Company or another Person) pursuant to which holders of Common Stock sell, tender or exchange their shares for other Securities, cash or property, (iv) any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other Securities, cash or property, (v) a stock or share purchase or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) whereby any other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase or other business combination).

“Late Fee” shall have the meaning set forth in Section 2(e).

“Mandatory Default Amount” means, at any time, the sum of (a) one hundred twenty-five percent (125%) of the sum of the outstanding principal amount of this Note at such time and all accrued interest hereon unpaid at such time (whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, and including any Minimum Interest Amount remaining outstanding on such principal amount as of such time) and (b) all other amounts, costs, fees (including Late Fees), expenses, indemnification and liquidated and other damages and other amounts due to the Purchaser or any other Purchaser Party in respect of this Note or any other Transaction Document.

“Mandatory Prepayment Amount” shall have the meaning set forth in Section 2(b).

“Minimum Interest Amount” means, on any date and with respect to any principal amount owing under this Note, the difference between (a) 8% of such principal amount, representing a full year of interest payments hereunder and (b) any payment of interest made prior to such date with respect to such principal amount.

“Note Register” shall have the meaning set forth in Section 2(f).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Obligations” means all amounts, indebtedness, obligations, liabilities, covenants and duties of every type and description owing by any Company Party from time to time to the Purchaser or its Purchaser Parties under this Note or any other Transaction Document, whether direct or indirect, joint or several, absolute or contingent, due or to become due, liquidated or unliquidated, secured or unsecured, now existing or hereafter arising and however acquired (regardless of whether acquired by assignment), whether or not evidenced by any note or other instrument or for the payment of money, including, without duplication, (i) the principal amount of the Note owing by the Company or any other Company Party (including, if due hereunder, the Mandatory Default Amount and any Mandatory Prepayment Amount), (ii) all other amounts, fees (including all Late Fees), interest (including the Minimum Interest Amount and any increase upon an Event of Default), liquidated damages, commissions, charges, costs, expenses, attorneys’ fees and disbursements, indemnities (including Losses and other amounts for which any Company Party is required to indemnify the Purchaser or any of its Purchaser Parties under the Purchase Agreement), reimbursement of amounts paid and other sums chargeable to any Company Party under any Transaction Document or otherwise arising under any Transaction Document and (iii) all interest on any item otherwise qualifying as “Obligation” hereunder, whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

“Optional Prepayment Amount” means, at any time with respect to any principal amount, the sum of (a) one hundred and ten percent (110%) of such principal amount and all accrued interest hereon outstanding as of such time (including any Minimum Interest Amount remaining outstanding on such principal amount as of such time) and (b) all other amounts, costs, fees (including Late Fees), expenses, indemnification and liquidated and other damages and other amounts due to the Purchaser or any other Purchaser Party in respect of this Note or any other Transaction Document.

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

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“Permitted Debt” means all of the following: (i) Indebtedness owing to any Secured Party under any Transaction Document; (ii) unsecured intercompany Indebtedness between the Company and its Subsidiaries in the ordinary course of business; (iii) unsecured Indebtedness of the Company or any of its Subsidiaries to trade creditors (including overdue amounts on invoices) incurred on customary terms in the ordinary course of business; (iv) Indebtedness of the Company or any Subsidiary under Capital Leases for equipment or Indebtedness of the Company or any Subsidiary secured by a Purchase Money Lien, which Indebtedness shall not at any time exceed $50,000 in the aggregate for the Company and its Subsidiaries; (v) Indebtedness incurred in connection with the Business Combination Transactions; (vi) Indebtedness of the Company or any of its Subsidiaries under leases for facilities that are treated as Capital Leases under GAAP; and (vii) Indebtedness set forth on the Disclosure Schedules to the Exchange Agreement.

“Permitted Liens” means (i) the security interests of the Secured Parties as provided for in any Transaction Document; (ii) Customary Permitted Liens; (iii) Purchase Money Liens granted to or held by Purchase Money Lien lenders in connection with the purchase, leasing or acquisition of capital equipment in the ordinary course of business and without resulting in a contravention of any applicable provisions of this Note; and (iv) Liens incurred in connection with the Business Combination Transactions or as set forth on the Disclosure Schedules to the Exchange Agreement.

“Principal Market” means the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Select Global Market.

“Purchase Money Lien” means any Lien securing Indebtedness (i) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment or (ii) existing on such equipment at the time of its acquisition, in each case provided, that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment.

“Registration” means the registration of the Securities of the Company held by the Purchaser under the Securities Act.

“Restricted Payment” means, for any Person, (a) any dividend, stock split or other distribution, direct or indirect (including by way of spin off, reclassification, corporate rearrangement, scheme of arrangement or similar transaction), on account of, or otherwise to the holder or holders of, any shares of any class of Capital Stock of such Person now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of such Person by such Person or any Affiliate thereof now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any Stock Equivalents now or hereafter outstanding; provided, that, for the avoidance of doubt, (i) a cashless exercise of an employee stock option in which options are cancelled to the extent needed such that the “in-the-money” value of the options (i.e. the excess of market price over exercise price) that are cancelled is utilized to pay the exercise price, and applicable taxes, shall not be a “Restricted Payment” and (ii) a distribution of rights (including rights to receive assets) or options shall constitute a “Restricted Payment”.

“Securities” means any Capital Stock, voting trust certificates, certificates of interest or participation in any profit sharing Contractual Obligation or arrangement, loans, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, any other item commonly known as “security,” any other item treated as “security” under the Securities Act, the Investment Company Act of 1940, the Investment Advisers Act of 1940 or any other Regulation of the United States, any State, province or any political subdivision of either of them and any certificate of interest, share or participation in temporary or interim certificates for the purchase or acquisition of, or any option, warrant, right to subscribe to, purchase or acquire, or any Derivative valued by reference to, any item otherwise qualifying as Security hereunder.

“Secured Parties” means the Purchaser and each other holder of the Notes, each beneficiary of any indemnification or reimbursement obligation by any Company Party under the Purchase Agreement.

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“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Subsequent Offering” shall have the meaning set forth in Section 2(b).

“Successor Entity” shall have the meaning set forth in Section 5(e).

“Variable Conversion Price Measurement Date” means (i) the tenth (10th) Business Day after the Conversion Shares are registered under the Securities Act or the Conversion Shares may be resold freely under the Securities Act or an exemption thereto; and (ii) thereafter, every ninetieth (90th) day that is a Business Day.

“Variable Priced Equity Linked Instruments” shall have the meaning set forth in Section 5(h).

“Variable Rate Transaction” shall have the meaning set forth in Section 5(h).

“VWAP” means, for or as of any date for any Security,

(i)            the Dollar volume-weighted average price for such Security on the Trading Market (or, if the Trading Market is not the Principal Market for such Security, then on the principal securities exchange or securities market on which such Security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average); or,

(ii)            if the foregoing does not apply, the dollar volume-weighted average price of such Security in the over-the-counter market on the electronic bulletin board for such Security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg; or

(iii)            if no Dollar volume-weighted average price is reported for such Security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such Security on such date as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC); or

(iv)            if the VWAP cannot be calculated for such Security on such date on any of the foregoing bases, the VWAP of such Security on such date shall be the fair market value as mutually determined by the Company and the Purchaser; or

(v)            if the Company and the Purchaser are unable to agree upon the fair market value of such security, then such dispute shall be resolved, and such fair market value (and therefore the “VWAP”) shall be determined by reference to the last price per share at which the Company sold equity.

All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

Section 2.      REPAYMENT

a)            Amortization of Principal. Commencing on the date that is one-hundred and eighty (180) days after the Original Issue Date, and continuing on the 1st day of each of the following twelve (12) successive months thereafter (each an “Amortization Payment Date”), the Company shall redeem this Note and interest according to Schedule 2(a) (each, an “Amortization Payment”), subject to the provisions of the Purchase Agreement with respect to payments due on any day that is not a Business Day being due on the next Business Day. Each Amortization Payment shall, at the option of the Company, be made in whole or in part, in immediately available Dollars equal to the sum of the Amortization Payment provided for in Schedule 2(a), or, subject to the Company complying with the Equity Conditions on the date of such Amortization Payment, in Common Stock issued at 95% of the lowest VWAP in the prior ten (10) Trading Days prior to such Amortization Payment (the “Amortization Conversion Price but in no event shall Common Stock be used to make such Amortization Payment if the Amortization Conversion Price is less than $2.00. On each Amortization Payment Date, any Amortization Payment made in Dollars will be subject to a five percent (5%) premium on such payment.

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b)            Mandatory Prepayments. On the 10th day following the Company consummating any public or private offering of any Capital Stock or any other issuance of any Capital Stock or of any other Securities or any other financing or capital-raising transaction of any kind (each a “Subsequent Offering”) on any date other than the Maturity Date, the Company shall, subject to the Purchaser’s conversion rights set forth herein, pay to the Purchaser in immediately available Dollars an amount equal to the lesser of (i) 50% of the net proceeds the Company receives from such Subsequent Offering and (ii) to the extent not earlier converted, the aggregate amount of outstanding Obligations (the “Mandatory Prepayment Amount”). Notwithstanding anything in this Note to the contrary, in the event the Company receives any proceeds from an Equity Line of Credit, the Company shall pay to the Purchaser in immediately available Dollars an amount equal to 10% of the net proceeds received. The Company shall provide notice to the Purchaser of the closing of such Subsequent Offering, including the expected gross proceeds thereof, not later than the 2nd day preceding the date of consummation of such Subsequent Offering, which notice shall be irrevocable and constitute an agreement to pay the Mandatory Prepayment Amount on the date of consummation of such Subsequent Offering. The Purchaser may continue to convert the principal amounts to be prepaid under this Note until the date of consummation of such Subsequent Offering; provided, that, if the Company does not provide such notice, in addition to all other remedies provided under the Transaction Documents for failure to comply with this Note, the Purchaser may refuse such payment in whole or in part and convert the Note in the amount of such payment refused and, in its sole discretion, apply such payment to other outstanding Obligations, if any. This Section 2(b) is merely a requirement to redeem this Note and not an authorization to consummate any Subsequent Offering otherwise prohibited by the Transaction Documents.

c)            Voluntary Prepayments. So long as no Event of Default exists, at any time upon ten (10) days’ prior written notice to the Purchaser (which notice shall be a Transaction Document and constitute an irrevocable agreement to pay such amount on the date set forth on such notice) stating the proposed date and proposed principal amount of such prepayment, but subject to the Purchaser’s conversion rights set forth herein, the Company may prepay any portion of the principal amount of this Note, any accrued and unpaid interest, and any other amounts due under this Note. If the Company exercises its right to prepay the Note, the Company shall pay to the Purchaser in immediately available Dollars an amount equal to the Optional Prepayment Amount. The Purchaser may continue to convert the principal amount of the Note to be prepared after the date notice of the prepayment is given until the date it receives such prepayment.

d)            Interest. The Company shall pay interest to the Purchaser on the aggregate then outstanding principal amount of this Note and any other Obligation owing that does not expressly provide for any other rate of interest at the rate of eight percent (8%) per annum from the date this Note is issued (or in the case of any other Obligation, from the date such obligation becomes due and payable) until all such principal amount and all other outstanding Obligations are paid in full in cash in immediately available Dollars (including all accrued and unpaid interest, liquidated damages and other amounts which may become due under any Transaction Document). Commencing on the Original Issue Date, and continuing on the 1st day of each of the following six (6) successive months thereafter, all interest payments hereunder will be payable in cash, in immediately available Dollars, and thereafter, subject to the Equity Conditions on the date of such repayment, in cash or in Common Stock in the Company’s discretion at the Amortization Conversion Price but in no event shall Common Stock be used to make any such interest payment if the Amortization Conversion Price is less than $2.00. Accrued and unpaid interest shall be due and payable on each Conversion Date, prepayment date, and on the Maturity Date, or as otherwise set forth herein. Upon an Event of Default, the interest rate set forth hereunder shall increase as provided in Section 6(b) of this Note. All payments of interest shall reduce the Minimum Interest Amount, and any remaining Minimum Interest Amount shall be due and payable upon the early repayment of principal as provided hereunder to compensate the Holder for a lesser profit in case of early repayment and for the internal and external work and expenditure of time and money involved in the evaluation, preparation and closing of the Transaction Documents. The Minimum Interest Amount is not to be construed to cover or be applied against any indemnity or any out-of-pocket fees, costs or expenses incurred in any action to collect any Obligation or to foreclose any Lien securing the same. This provision shall not affect or limit the holder’s rights or remedies with respect to any Event of Default.

e)            Late Fee. The Company shall pay a late fee (each a “Late Fee”) on any amount that is required to be paid under any Transaction Document and is not paid within three (3) Business Days of becoming due, at an amount equal to the lesser of ten percent (10%) per annum of such amount or the maximum amount permitted by applicable law, in cash. These Late Fees are to cover the extra internal expenses and inconvenience involved in handling delinquent payments and is not to be construed to cover or be applied against any indemnity or any out-of-pocket fees, costs or expenses incurred in any action to collect any Obligation or to foreclose any Lien securing the same. This provision shall not affect or limit the holder’s rights or remedies with respect to any Event of Default.

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f)            Interest and Fee Calculations and Payment Provisions. All payments made under any Transaction Document, except as otherwise expressly provided in such Transaction Document, shall be made in cash, in immediately available Dollars without set off or counterclaim. Interest and fees shall be calculated on the basis of a 360-day year, consisting of twelve (12) thirty (30) calendar day periods, for the actual number of days (including the first day but excluding the last day) occurring in the applicable period and shall accrue daily; provided, that the Minimum Interest Amount shall be deemed to be fully earned and accrued on the Original Issue Date and payable as provided in this Note. Interest hereunder will be paid to the initial Purchaser or, if the Company has received notice of any transfer thereof signed by the initial Purchaser or any successive Purchasers, to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”). No prepayment may be made hereunder without the notice required hereunder or without payment of the Mandatory Prepayment Amount. The Purchaser shall have the option to refuse or accept, in its sole discretion, any attempted prepayment made without the notice required hereunder or any attempted prepayment that does not appear to include the full Mandatory Prepayment Amount when required. In addition, regardless of the intended characterization of the Company of any payment, the Purchaser shall have the option, in its sole discretion, to recharacterize or apply any portion of such prepayment, including recharacterizing a payment as a smaller prepayment of principal together with payment of the remainder of the Mandatory Prepayment Amount to account for a payment of the Mandatory Prepayment Amount. The Purchaser may apply any payment made under any Transaction Document to any outstanding Obligation, in its sole discretion. The Company hereby irrevocably waives the right to direct the application of any payment in respect to any amount due under the Transaction Documents or, after any Event of Default, any proceeds of Collateral thereunder. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be. Each determination by the Purchaser of an amount of interest or fee due hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 3.      Registration of Transfers and Exchanges

a)            Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Purchaser surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b)            Investment Representations. This Note has been issued subject to certain investment representations of the original Purchaser and may be transferred or exchanged only in compliance with applicable federal and state securities Regulations.

c)            Reliance on Note Register. The initial Purchaser is listed herein. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered, upon receipt of appropriate signed notice from the Person previously listed on the Note Register as owner hereof, on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.      Conversion

a)            Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Purchaser, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d)). The Purchaser shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Purchaser shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Purchaser and the Company shall maintain a Conversion Schedule, containing at a minimum the information shown on Schedule 1, and showing historically, among other things, the principal amounts converted and the date of such conversions. The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Purchaser shall be controlling and determinative in the absence of manifest error.

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b)            Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $10.00 per Conversion Share (the “Fixed Conversion Price”). All such foregoing determinations will be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such measuring period. The Fixed Conversion Price shall be rounded down to the nearest $0.01 and in no event lower than the Floor Price. Nothing herein shall limit a Purchaser’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 and the Purchaser shall have the right to pursue all remedies available to it hereunder, at law or in equity including a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Purchaser from seeking to enforce damages pursuant to any other Section hereof or under applicable Regulation. If, on a Variable Conversion Price Measurement Date, the Common Stock has closed below $10.00, then the Fixed Conversion Price shall be equal to the greater of (x) 95% of the average lowest VWAP in the ten (10) Trading Days immediately prior to each Variable Conversion Price Measurement Date and (y) the Floor Price.

c)	Mechanics of Conversion.

i.            Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted and any accrued and unpaid interest, including interest, to be converted by (y) the Fixed Conversion Price.

ii.            Delivery of Certificate Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Purchaser a certificate or certificates representing the Conversion Shares which, on or after the date on which such Conversion Shares are eligible to be sold under Rule 144 without the need for current public information and the Company has received an opinion of counsel to such effect, which such opinion must be acceptable to the Purchaser in its sole and absolute discretion (which opinion the Company shall be responsible for obtaining at its sole cost and expense) shall be free of restrictive legends and trading restrictions, representing the number of Conversion Shares being acquired upon the conversion of this Note. All certificate or certificates required to be delivered by the Company under this Section 4(c) shall be delivered electronically through the Depository Trust Company or another established clearing corporation performing similar functions. If the Conversion Date is prior to the date on which such Conversion Shares are eligible to be sold under Rule 144 without the need for current public information, or there is no registration statement in effect covering the Conversion Shares, the Conversion Shares shall bear a restrictive legend in the following form, as appropriate:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

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Notwithstanding the foregoing, commencing on such date that the Conversion Shares are eligible for sale under Rule 144 subject to current public information requirements, the Company, upon request and at the sole cost and expense of the Company, shall obtain a legal opinion that is acceptable to the Purchaser in its sole and absolute discretion, to allow for such sales under Rule 144.

iii.            Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Purchaser by the Share Delivery Date, the Purchaser shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Purchaser any original Note delivered to the Company and the Purchaser shall promptly return to the Company the Common Stock certificates issued to such Purchaser pursuant to the rescinded Conversion Notice.

iv.            Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Purchaser to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Purchaser or any other Person of any obligation to the Company or any violation or alleged violation of Regulations by the Purchaser or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Purchaser in connection with the issuance of such Conversion Shares; provided, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Purchaser. In the event the Purchaser of this Note shall elect to convert any or all of the outstanding principal or interest amount hereof, the Company may not refuse conversion based on any claim that the Purchaser or anyone associated or affiliated with the Purchaser has been engaged in any violation of Regulation, Contractual Obligation or for any other reason, unless an injunction from a court, on notice to Purchaser, restraining and or enjoining conversion of all or part of this Note shall have been sought. If the injunction is not granted, the Company shall promptly comply with all conversion obligations herein. If the injunction is obtained, the Company must post a surety bond for the benefit of the Purchaser in the amount of one hundred fifty percent (150%) of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Purchaser to the extent it obtains judgment. In the absence of seeking such injunction, the Company shall issue Conversion Shares (or, where applicable and required hereunder, cash), upon a properly noticed conversion. If the Company fails for any reason to deliver to the Purchaser such certificate or certificates pursuant to Section 4(c)(ii) by the Share Delivery Date, the Company shall pay to the Purchaser, in cash, in immediately available Dollars, as liquidated damages and not as a penalty, $1,000 per Trading Day for each Trading Day after such Share Delivery Date until such certificates are delivered or Purchaser rescinds such conversion. Nothing herein shall limit a Purchaser’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 for the Company’s failure to deliver Conversion Shares within the period specified herein and the Purchaser shall have the right to pursue all remedies available to it hereunder, at law or in equity including a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Purchaser from seeking to enforce damages pursuant to any other Section hereof or under applicable Regulation.

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v.            Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Purchaser, if the Company fails for any reason to deliver to the Purchaser such certificate or certificates by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Purchaser is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Purchaser’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of the Conversion Shares which the Purchaser was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash in immediately available Dollars to the Purchaser (in addition to any other remedies available to or elected by the Purchaser) the amount, if any, by which (x) the Purchaser’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Purchaser was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Purchaser, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Purchaser the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Purchaser purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Purchaser $1,000. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Purchaser’s right to pursue any other remedies available to it hereunder, at law or in equity including a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

vi.            Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock at least equal the Reserve Amount for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Purchaser (and the other holders of the Notes). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable. The Company shall calculate and readjust the Reserve Amount on the first Business Day of each month so long as this Note is outstanding,

vii.            Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Purchaser would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in immediately available Dollars in respect of such final fraction in an amount equal to such fraction multiplied by the Fixed Conversion Price or round up to the next whole share.

viii.            Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Purchaser hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided, that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Purchaser of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

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d)            Purchaser’s Conversion Limitations. The Company shall not effect any conversion of principal or interest of this Note, and a Purchaser shall not have the right to convert any principal or interest of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Purchaser (together with the Purchaser’s Affiliates, and any Persons acting as a group together with the Purchaser or any of the Purchaser’s Affiliates, the “Attribution Parties”) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Purchaser and its Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Purchaser or any of its Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other Securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including any other Notes) beneficially owned by the Purchaser or any of its Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Note is convertible (in relation to other Securities owned by the Purchaser together with any Attribution Parties) and of which principal amount of this Note is convertible shall be in the sole discretion of the Purchaser, and the submission of a Notice of Conversion shall be deemed to be the Purchaser’s determination of whether this Note may be converted (in relation to other Securities owned by the Purchaser together with any Attribution Parties) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Purchaser will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Purchaser may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Purchaser, the Company shall within two Trading Days confirm orally and in writing to the Purchaser the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of Securities of the Company, including this Note, by the Purchaser or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Purchaser. The Purchaser, upon not less than sixty-one (61) days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d); provided, that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Purchaser and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any such increase or decrease will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

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e)            Regulatory Conversion Cap. The Company shall not issue any shares of Common Stock upon conversion of this Note or otherwise pursuant to the terms of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion of this Note or otherwise pursuant to the terms of this Note without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (i) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (ii) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to such Purchasers. Until such approval or such written opinion is obtained, no Purchaser shall be issued in the aggregate, upon conversion of this Note or otherwise pursuant to the terms of this Note, shares of Common Stock in an amount greater than the product of (A) the Exchange Cap as of the proposed date of issuance of such shares multiplied by (B) the quotient of (1) the aggregate original Principal Amount of this Note issued to the applicable Purchaser pursuant to the Purchase Agreement on such Closing Date divided by (2) the aggregate original Principal Amount of the Notes issued to the Purchasers pursuant to the Purchase Agreement on such Closing Date (with respect to any such Purchaser, the “Exchange Cap Allocation”). In the event that any Purchaser shall sell or otherwise transfer any portion of this Note, the transferee shall be allocated a pro rata portion of such Purchaser’s Exchange Cap Allocation with respect to such portion of this Note so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion in full of a holder’s Note, the difference (if any) between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder upon such holder’s conversion in full of this Note shall be allocated to the respective Exchange Cap Allocations of the remaining holders of this Note on a pro rata basis in proportion to the shares of Common Stock underlying this Note hen held by each such holder of this Note. In the event that the Company is prohibited from issuing any shares of Common Stock pursuant to this Section 4(d) (the “Exchange Cap Shares”) to a Purchaser, the Company shall pay immediately available Dollars to such Purchaser in exchange for the redemption of such portion of this Note held by the Purchaser that are not convertible into such Exchange Cap Shares at a price equal to the sum of (A) the product of (1) such number of Exchange Cap Shares and (2) the Closing Sale Price on the Trading Day immediately preceding the date such Purchaser delivers the applicable Conversion Notice with respect to such Exchange Cap Shares to the Company, and (B) to the extent such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of Exchange Cap Shares, brokerage commissions, if any, of such Purchaser incurred in connection therewith.

Section 5.      Certain Adjustments

a)            Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a Restricted Payment payable in shares of Common Stock on shares of Common Stock or any Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, this Note), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 5(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)            Lower Priced Transaction. So long as this Note remains outstanding , the Company shall not enter into any financing transaction (other than with respect to an Exempt Issuance) pursuant to which the Company sells its Securities at a price lower than the Floor Price without the written consent of the Purchaser.

c)            [Reserved.]

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d)            Pro Rata Distributions. While this Note is outstanding, the Company shall not declare or make any Restricted Payment (or rights to receive Restricted Payments).  In the event that the Note is repaid at the time of such Restricted Payment, the Purchaser shall not be entitled to participate in such Restricted Payment.  If the Purchaser and the Company mutually agree, and the Note is not repaid at the time of such Restricted Payment, then the Purchaser shall be entitled to participate in such Restricted Payment to the same extent that the Purchaser would have participated therein if the Purchaser had held the number of shares of Common Stock acquirable upon complete exercise of this Note (without regard to any limitations on exercise hereof, including the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Restricted Payment, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Restricted Payment (provided, that to the extent that the Purchaser's right to participate in any such Restricted Payment would result in the Purchaser exceeding the Beneficial Ownership Limitation, then the Purchaser shall not be entitled to participate in such Restricted Payment to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Restricted Payment to such extent) and the portion of such Restricted Payment shall be held in abeyance for the benefit of the Purchaser until such time, if ever, as its right thereto would not result in the Purchaser exceeding the Beneficial Ownership Limitation).

e)            Fundamental Transaction. Upon the occurrence of any Fundamental Transaction, the Purchaser, upon any subsequent conversion of this Note, shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(c) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(c) on the conversion of this Note). For purposes of any such conversion, the determination of the Fixed Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Fixed Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the Securities, cash or property to be received in a Fundamental Transaction, then the Purchaser shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the Obligations of the Company, in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Purchaser and approved by the Purchaser (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Purchaser in exchange for this Note a Security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Purchaser. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the Obligations of the Company with the same effect as if such Successor Entity had been named as the Company herein.

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f)            Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

g)            Notice to the Purchaser.

i.            Adjustment to Fixed Conversion Price. Whenever the Fixed Conversion Price is adjusted pursuant to any provision of Section 5(a), the Company shall promptly deliver to each Purchaser a notice setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Notwithstanding anything in this Section 5 to the contrary, no adjustment pursuant to this Section 5 shall increase the Fixed Conversion Price other than proportional increases upon the occurrence of a reverse stock split in accordance with Section 5(a).

ii.            Notice to Allow Conversion by Purchaser. If (A) the Company shall declare a dividend (or any other distribution or other Restricted Payment in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other Securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Purchaser at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distribution, Restricted Payment, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for Securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Purchaser shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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h)            Variable Rate Transaction. So long as two-thirds of the original aggregate principal amount of this Note remains outstanding, the Company shall not directly or indirectly (i)(A) consummate any exchange of any Indebtedness and/or Securities of the Company for any other Securities and/or Indebtedness of the Company, (B) cooperate with any person to effect any exchange of Securities and/or Indebtedness of the Company in connection with a proposed sale of such Securities from an existing holder of such Securities to any other unrelated Person), and/or (C) reduce and/or otherwise change the exercise price, conversion price and/or exchange price of any Stock Equivalent of the Company and/or amend any non-convertible Indebtedness of the Company to make it convertible into Securities of the Company, (ii) issue or sell any of its Securities either (A) at a conversion, exercise or exchange rate or price that is based upon and/or varies with the trading prices of, or quotations for, Common Stock, and/or (B) with a conversion, exercise or exchange rate and/or price that is subject to being reset on one or more occasions either (1) at some future date after the initial issuance of such Securities or (2) upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, and/or (iii) enter into any agreement (including an “at-the-market offering”) whereby the Company may sell Securities at a future determined price. Any transaction contemplated in this Section 5(h), shall be referred to as a “Variable Rate Transaction”. The Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any Variable Rate Transaction (without the need for the posting of any bond or similar item, which the Company hereby expressly and irrevocably waives the requirement for), which remedy shall be in addition to any right of the Purchaser to collect damages. A “Variable Rate Transaction” shall exclude an “Equity Line of Credit” or similar agreement, or a Variable Priced Equity Linked Instrument and any of the transactions set forth on Schedule 1.1 of the Disclosure Schedules to the Exchange Agreement. For purposes hereof, “Equity Line of Credit” means any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its Securities to the investor or underwriter over an agreed period of time and at future determined price or price formula (other than customary “preemptive” or “participation” rights or “weighted average” or “full-ratchet” anti-dilution provisions or in connection with fixed-price rights offerings and similar transactions that are not Variable Priced Equity Linked Instruments), and “Variable Priced Equity Linked Instruments” means: (A) any Stock Equivalent convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such Stock Equivalent, or (2) with a conversion, exercise or exchange price that is subject to being reset on more than one occasion at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance (other than customary “preemptive” or “participation” rights or “weighted average” or “full-ratchet” anti-dilution provisions or in connection with fixed-price rights offerings and similar transactions), and (B) any amortizing convertible Stock Equivalent which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such Stock Equivalent (whether or not such payments in stock are subject to certain equity conditions).

i)            Notwithstanding anything to the contrary herein, none of this Section 5 or the subsections set forth in this Section 5 shall apply to the Business Combination Transactions.

Section 6.      NEGATIVE COVENANTS

a)            As long as at least 10% of the original aggregate principal amount of this Note remains outstanding, except for the Business Combination Transactions to which this Section 6 shall expressly not apply, , the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do, or enter into any agreement to do, any of the following:

i.            create, enter into, create, incur, assume, enter into Guaranty Obligations with respect to, or suffer to exist any Indebtedness (other than Permitted Debt) or repay the principal amount of, redeem, purchase or otherwise acquire or offer to repay the principal amount of, redeem, repurchase or otherwise acquire any Indebtedness (other than Permitted Debt) whether or not existing on the Original Issue Date (other than the Notes on a pro rata basis based on the principal amounts outstanding);

ii.            create, permit, incur or suffer to exist any Lien of any kind, on or with respect to any of its assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, other than the Liens securing the Obligations created pursuant to the Transactions Documents and Permitted Liens;

iii.            sell or otherwise dispose of any of its assets other than disposition of assets in the ordinary course of business;

iv.            amend its charter documents in any manner that materially and adversely affects any rights of the Purchaser;

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v.            make, approve, or offer to make any Restricted Payment with respect to any shares of Capital Stock (other than the Conversion Shares, and then only as otherwise permitted or required under the Transaction Documents);

vi.            enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

vii.            consummate a Fundamental Transaction;

viii.            change the nature of the Company’s business from the business conducted by the Company and its Subsidiaries on the date hereof;

ix.            fail to use the proceeds of the Note as provided for in the Transaction Documents, including being engaged in operations involving the financing of any investments or activities in, or any payments to, any Sanctioned Person; or

x.            directly or indirectly (including through agents, contractors, trustees, representatives or advisors) (a) be in violation of any Sanctions Law or engage in, or conspire or attempt to engage in, any transaction evading or avoiding any prohibition in any Sanction Law, (b) be a Sanctioned Person or derive revenues from investments in, or transactions with Sanctioned Persons, (c) have any assets located in Sanctioned Jurisdictions, (d) deal in, or otherwise engage in any transactions relating to, any property or interest in property blocked pursuant to any Regulation administered or enforced by OFAC or (e) fail to comply with any material Regulations or Contractual Obligations applicable to it or fail to obtain or comply with any material Permits.

Section 7.      Events of Default

a)            “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by Regulation or pursuant to any judgment, decree or order of any court, or any order, rule or Regulation of any Governmental Authority):

i.            any default in the payment of (A) the principal amount of this Note or any Mandatory Default Amount or (B) interest, fees, liquidated damages or any other amount owing to a Purchaser on this Note or by any Company Party under any Transaction Document, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise);

ii.            any Company Party shall fail for any reason to comply with Section 2.3 or Section 4.8 of the Purchase Agreement or Section 2(b), Section 2(e), Section 4(c) (including Section 4(c)(vi)), Section 6 or Section 8(m) of this Note or any other Section of this Note or any Transaction Document that provides for an action after a notice period or that provides a specific period of time for the Company Parties to comply with;

iii.            any representation or warranty made by any Company Party in this Note, any other Transaction Document, any other Contractual Obligation with, or any other report, financial statement, document, written statement or certificate made or delivered to, the Purchaser or any other Purchaser shall be untrue or incorrect in any material respect as of the date when made or deemed made;

iv.            any Company Party shall provide at any time notice to the Purchaser, including by way of public announcement, of such Company Party’s intention to not honor any provision of this Note or any other Transaction Document (including requests for conversions of this Note in accordance with the terms hereof);

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v.            any Company Party shall fail to observe or perform any other covenant, provision, or agreement contained in this Note or any other Transaction Document which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Purchaser or by any other Purchaser to the Company and (B) ten (10) Trading Days after any Company Party has become or should have become aware of such failure;

vi.            except as set forth on the Disclosure Schedules to the Exchange Agreement, (a) a breach, default or event of default (without regard for any cure period therefor provided therein) shall have occurred under any Indebtedness of any Company Party (a) having (individually or in the aggregate for all such Indebtedness) an aggregate maximum principal amount or commitment greater than One Hundred Fifty Thousand Dollars ($150,000), or (b) any such Indebtedness shall become or be declared due and payable prior to the date on which it would otherwise become due and payable;

vii.            A breach, default or event of default (without regard to any grace or cure period provided in the applicable agreement, document or instrument or any subsequent waiver or other modification thereto) shall have occurred under any other Contractual Obligation to which any Company Party is obligated;

viii.            (A) any Company Party or any Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) of any Company Party commences a case or other Proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, winding up, reorganization, arrangement, adjustment, protection, relief or composition of debts or liquidation or similar Regulation of any jurisdiction relating to the Company or any Subsidiary thereof or any Proceeding seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, liquidator or other similar official for it or for any of its assets, (B) any such case or other Proceeding is commenced against the Company or any Subsidiary thereof by any other Person and such case or other Proceeding is not dismissed within forty-five (45) days after commencement, (C) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or other Proceeding is entered, (D) the Company or any Subsidiary thereof shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts as they mature or shall make a general assignment for the benefit of creditors, (E) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (F) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action to authorize or otherwise for the purpose of effecting any of the foregoing;

ix.            any monetary judgment, writ or similar final process shall be entered or filed against any Company Party, any Subsidiary of any Company Party or any of their assets for more than Two Hundred Fifty Thousand Dollars ($250,000), and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days;

x.            the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any asset of any Company Party or any Subsidiary of any Company Party having an aggregate fair value or repair cost (as the case may be) in excess of Two Hundred Fifty Thousand Dollars ($250,000) individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

xi.            the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five (5) Trading Days or the transfer of shares of Common Stock through the Depository Trust Company System is no longer available or “chilled”;

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xii.            the Company does not meet the current public information requirements under Rule 144, which failure is not cured, if possible to cure, within two (2) Trading Days after the expiration of the applicable grace period permitted under Rule 12b-25 of the Exchange Act; unless the Company files a Form 12b-25 for the relevant report required to meet the current public information requirements under Rule 144;

xiii.            the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable), which failure is not cured, if possible to cure, within two (2) Trading Days after the expiration of the applicable grace period permitted under Rule 12b-25 of the Exchange Act; unless the Company files a Form 12b-25 for such report; or

xiv.            the Company cancels or otherwise terminates the Business Combination or fails to consummate the Business Combination on or prior to February 8, 2024, unless such date is otherwise extended by mutual written agreement by the Company and the Purchaser.

The clauses in the definition of “Event of Default” above operate independently, so that any action or event that falls within any such clause shall constitute an Event of Default regardless of, whether because of a grace period or threshold or otherwise, it falls outside the language of any other clause.

b)            Remedies Upon Event of Default. Subject to the Beneficial Ownership Limitation as and to the extent set forth in Section 4(d), if any Event of Default occurs, then the outstanding principal amount of this Note, plus accrued but unpaid interest (including all interest, whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, all of which shall continue to accrue whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, liquidated damages and any other amounts owing by any Company Party in respect thereof or under any Transaction Document through the date of acceleration, shall become, at the Purchaser’s election in its sole discretion, in whole or in part (or, in the case of Section 7(a)(viii)(A) through (C), in whole, automatically and without the need for any notice, demand or any other action by the Collateral Agent or the Purchaser all of which are hereby waived), immediately due and payable, in cash or in shares of Common Stock (at the Purchaser’s option in its sole discretion), at the greater of (i) the Mandatory Default Amount, and (ii) (a) the outstanding principal amount of this Note and accrued and unpaid interest hereon (including any Minimum Interest Amount), in addition to the payment of all other amounts, costs, expenses and liquidated damages due in respect of this Note, divided by the Fixed Conversion Price, multiplied by (b) the highest closing price for the Common Stock on the Trading Market (as defined in the Purchase Agreement) during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the mandatory prepayment date as set forth in Section 2(f). Immediately on and after the occurrence of any Event of Default, without need for notice or demand all of which are waived, interest on this Note shall accrue and be owed daily at an increased interest rate equal to the Default Interest or the maximum rate permitted under applicable Regulations. Upon the payment in full of the Mandatory Default Amount in cash or in shares of Common Stock, the Purchaser shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Purchaser need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind (other than the Purchaser’s election to declare such acceleration), and the Purchaser may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable Regulations. Such acceleration may be rescinded and annulled by Purchaser at any time prior to payment hereunder and the Purchaser shall have all rights as a holder of the Note until such time, if any, as the Purchaser receives full payment pursuant to this Section 6(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. The Company shall provide all information and documentation to the Purchaser that is requested by the Purchaser to enable the Purchaser to confirm the Company’s compliance with the terms and conditions of this Note and the other Transaction Documents and to enforce its rights hereunder and thereunder.

Section 8.      Miscellaneous

a)            Notices. Any and all notices or other communications or deliveries to be provided by the Purchaser hereunder, including any Notice of Conversion, shall be in writing and delivered as set forth in the Purchase Agreement or, alternatively, delivered personally, by email or facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company as set forth in the signature pages hereof, or such other contact information as the Company may specify for such purposes by notice to the Purchaser delivered in accordance with this Section 7(a). All notices and other communications delivered hereunder shall be effective as provided in the Purchase Agreement.

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b)            Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note, without set off or counterclaim, at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein and is at least pari passu with all Indebtedness and other obligations of the Company, and is not subordinated to any such Indebtedness or other obligation.

c)            Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d)            Governing Law. This Note is governed by, and shall be construed and enforced in accordance with, the laws of the State of Delaware.

e)            Characterizations.  The Company covenants to the Purchaser that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Purchaser and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

f)            Payments on Next Business Day. Whenever any payment Obligation shall be due on a day other than a Business Day, such payment shall be due instead on the next succeeding Business Day.

g)            Payment of Collection, Enforcement and Other Costs. In addition to, and not in substitution for and not to limit (but without duplication), any other right to reimbursement under this Note or any other Transaction Document, (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any Proceeding or the Purchaser otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other Proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay all out-of-pocket costs incurred by the Purchaser for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other Proceeding, including, but not limited to, attorneys' fees and disbursements.

h)            Security Interest. The Obligations of the Company Parties under this Note and the other Transaction Documents are secured by the Security Agreement and the Intellectual Property Security Agreement, as well as other Transaction Documents.

i)            Use of Proceeds. All gross proceeds of the funding to the Company related to this Note shall be used as provided in the Purchase Agreement.

j)            Securities Laws Disclosure; Publicity. The Company shall file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such Current Report on Form 8-K, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to any of the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and the Purchaser or any of its Affiliates on the other hand, shall terminate. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (i) as required by federal securities Regulation in connection with the filing of final Transaction Documents with the Commission and (ii) to the extent such disclosure is required by Regulations (including Trading Market regulations), in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (iii).

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k)            Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 7(n), the Company covenants and agrees that neither it, nor any other Person acting on its behalf has provided nor will provide the Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Purchaser will be relying on the foregoing covenant in effecting transactions in Securities of the Company. Any non-disclosure agreement (including “click through” agreements and confidentiality clauses incorporated in larger agreements) entered into with the Purchaser and any Company Party is hereby terminated. The Purchaser does not have any duty of confidentiality (or a duty not to trade on the basis of material non-public information) to any Company Party or any of their Affiliates, or any of their respective officers, directors, agents, members, stockholders, managers, employees and is governed only by application Regulations. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall, within two (2) Trading Days, file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that the Purchaser shall be relying on all of the foregoing covenants in trading Securities of the Company.

l)            Interpretation. This Note is a Transaction Document and as such is subject to various interpretative, amendment and third party beneficiary and other miscellaneous provisions set forth in the Purchase Agreement that expressly apply to Transaction Documents, located principally in Article V thereof. In particular, without limitation, none of the terms or provisions of this Note may be waived, amended, supplemented or otherwise modified except in accordance with Section 5.3(b) (Amendments) of the Purchase Agreement. In addition, unless otherwise expressly provided in any Transaction Document, “outstanding” when referring in any Transaction Document to the principal amount owing under this Note shall mean “outstanding and unconverted.”

m)            Successors and Assigns. This Note shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Purchaser, each Purchaser Party and their successors and assigns; provided, that the Company may not assign, transfer or delegate any of its rights or obligations under this Note except as authorized in the Purchase Agreement.

n)            Counterparts. This Note may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Note by facsimile transmission or by e-mail shall be as effective as delivery of a manually executed counterpart hereof.

o)            Severability. Any provision of this Note being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Note or any part of such provision in any other jurisdiction.

p)            Waiver of Jury Trial. Each party hereto hereby irrevocably waives trial by jury in any Proceeding with respect to, or directly or indirectly arising out of, under or in connection with, this Note or any other Transaction Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (A) certifies that no other party, no Purchaser Party and no Affiliate or representative of any such other party or Affiliate has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Note by the mutual waivers and certifications in this Section 8(p).

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

By:
Name:
Title:
Address:

Email Address for delivery of Notices:

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Senior Secured Convertible Promissory Note, due _________ of _________________., a ___________ (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Interest in Common Stock __ yes __ no

If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

Delivery Instructions:

Schedule 1

CONVERSION SCHEDULE

This Conversion Schedule is part of, and reflects conversions made under Section 4 of, the Senior Secured Convertible Promissory Note, due on __________, in the original principal amount of $__________ is issued by ________________, a __________________.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

Schedule 2(a)

Payment Schedule

Month	Date	Principal	Interest	If in Stock	If in Cash	Remaining Principal
Closing
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18